Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2022, relating to the financial statements of KinderCare Learning Companies, Inc. (formerly KC Holdco, LLC) appearing in Amendment No. 2 to the Registration Statement No. 333-281971 on Form S-1 of KinderCare Learning Companies, Inc.

/s/ Deloitte & Touche LLP

Portland, Oregon

October 9, 2024